EXHIBIT 10.1


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("First Amendment") is made as of the 6th day of July, 1998 by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at One North Franklin, Chicago, Illinois 60606, and EAGLE PACIFIC INDUSTRIES, INC. ("Borrower"), a Minnesota corporation with its chief executive office and principal place of business at 2430 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402.

                                    Recitals

I. Lender and Borrower entered into a certain Amended and Restated Loan and Security Agreement dated as of the 31st day of December, 1997, (said Amended and Restated Loan and Security Agreement, the "Existing Loan Agreement");

I. Borrower has requested Lender to amend and modify certain of the provisions of the Existing Loan Agreement and Lender, pursuant to the terms hereof, is willing to so amend and modify the Existing Loan Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit now made by Lender to Borrower the parties agree as follows:

I. Definitions. Except as otherwise provided herein, all capitalized terms used herein without definition shall have the meanings given them in the Existing Loan Agreement.

I. Additional and Amended Definitions. The definitions of "Borrowing Base", "LIBOR Revolving Loan Portion" contained in Appendix A to the Existing Loan Agreement is hereby deleted and the following are inserted in their stead. The following definitions of "Change of Control" and "First Amendment Effective Date" are hereby inserted into Appendix A to the Existing Loan Agreement:

                                      * * *

"Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

            (i)   Sixteen Million Five Hundred Thousand Dollars ($16,500,000);
                  or

            (ii)  an amount equal to:

                  (a) up to eighty-five percent 85%, of the net amount of
            Eligible Accounts outstanding at such date;

                                      PLUS

                  (b) the lesser of (1) Ten Million Dollars ($10,000,000); or
            (2) up to fifty-five percent (55%) of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished good calculated on a first-in, first-out basis.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                                      * * *

Change of Control - the occurrence of any of the foregoing: (1) any Person, or any group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange


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Act") and the rules and regulations promulgated thereunder, shall have acquired after the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of Securities (or other Securities convertible into such Securities) representing fifty percent (50%) of the combined voting power of all Securities of Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency (hereinafter called a "Controlling Person"); or
(2) a majority of the Board of Directors of Borrower shall cease for any reason to consist of (A) individuals who on the date hereof were serving as directors of Borrower and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors or Stockholders of Borrower. For purposes of clause (1) above, a person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purposes of circumventing this provision as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Exchange Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (1).

                                      * * *

First Amendment Effective Date - June 30, 1998.

LIBOR Term Portion - that portion of Term Loan A or the Term Loan B specified in a LIBOR Request which is not less than $1,000,000, which does not exceed the outstanding balance of Term Loan A or Term Loan B not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated."

I. Credit Facility, Term Loan and Working Capital Loan. The first paragraph of
Section 1 and Section 1.2 are hereby deleted from the Existing Loan Agreement and the following are inserted in their stead:

"SECTION 1. CREDIT FACILITY

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agree to make a Total Credit Facility of up to Twenty-Eight Million Five Hundred Thousand Dollars ($28,500,000) available upon Borrower's request therefor, as follows:

                                      * * *

1.2 Term Loan

1.2.1 Term Loan. Pursuant to Section 1.2 of the Original Loan Agreement Lender made (i) a term loan (the "EPI Term Loan") to EPI on the Original Closing Date in the principal amount of Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000), (ii) a term loan (the "PPI Term Loan") to PPI on the Original Closing Date in the principal amount of Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000), and (iii) a term loan (the "APP Term Loan") to APP on the Original Closing Date in the principal amount of Nine Hundred Fifty Thousand Dollars ($950,000). The proceeds of the EPI Term Loan, the PPI Term Loan and the APP Term Loan were used for purposes described in the Original Loan Agreement. As of the Restructuring Closing Date, the EPI Term Loan, the PPI Term Loan and the APP Term Loan were consolidated into one term Loan ("Term Loan A"), which was evidenced by a certain amended and restated secured promissory note in the form of Exhibit A ("Term Note A"). As of June 1, 1998, the outstanding principal balance of the Term Loan A was Five Million Six Hundred Seventeen Thousand Five Hundred Dollars ($5,617,500). On the First Amendment Effective Date, Lender shall, subject to the terms and conditions of this Agreement, make an additional term loan ("Term Loan B") to Borrower in the principal amount of Twelve Million Dollars ($12,000,000) minus the then outstanding principal balance of Term Loan A. Term Loan B shall be evidenced by a certain secured promissory note in the form of Exhibit A-1 ("Term Note B") and collectively with Term Note A, the "Term Note"). The proceeds of Term Loan B shall be used by Borrower to repay the Indebtedness for Money Borrowed outstanding under the Subordinated Debt Documents and for the purpose for which the proceeds of Revolving Credit Loans are authorized to be used. Upon execution and delivery by Lender and Borrower of the First Amendment, Lender shall be deemed to have consented to the


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prepayment of the Indebtedness for Money Borrowed outstanding under the
Subordinated Debt Documents. Term Loan A and Term Loan B (collectively the "Term Loan") shall be evidenced and repayable pursuant to the terms of the Term Note A and Term Note B, respectively, and shall be secured by all the Collateral.

                                      * * *

I. Term. Section 4.1 and Section 4.2.3 of the Existing Loan Agreement is hereby deleted and the following is inserted in its stead:

4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or during the continuation of any Default or Event of Default, this Agreement shall be in effect for a period through and including May 9, 2002 (the "Original Term"), unless terminated as provided in Section 4.2 hereof.

                                      * * *

4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan A or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus two percent (2%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs on or prior to May 8, 2000; or (ii) one percent (1%) of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs on or after May 9, 2000 but prior to May 8, 2002. If termination occurs on the last day of the Original Term, no termination charge shall be payable. Any other prepayment of the Term Loan shall be subject to a prepayment fee equal to (i) the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus (y) two percent (2%) of the remainder (if any) of the prepayment, if the prepayment occurs on or prior to May 8, 2000; or (ii) one percent (1%) of the amount of the prepayment if the prepayment occurs on or after May 9, 2000 but prior to May 8, 2002. No prepayment fee shall be due in respect to any prepayment made after May 7, 2002." The foregoing notwithstanding, Lender agrees to waive any such termination charge in the event that this Agreement is terminated after October 31, 1999 in connection with a Change in Control. Further, notwithstanding the foregoing, Borrower shall be entitled to prepay up to Two Million Five Hundred Thousand Dollars ($2,500,000) in principal of the Term Loan during each yearly period ending on May 8th during the term of this Agreement without any premium or prepayment fee if such prepayment is made from the proceeds of Borrower's operations.

                                      * * *

I. Lien on Realty. Section 5.3 of the Existing Loan Agreement is hereby deleted and the following is inserted in its stead:

5.3 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages. If Borrower shall acquire at any time or times hereafter any interest in other real Property (other than leasehold interests in sales offices), Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrower's expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to each Mortgage and each New Mortgage, Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender, as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Said policies shall be in form and substance satisfactory to Lender. Borrower shall also deliver to Lender such other documents, including, without limitation, ALTA Surveys of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to any such New Mortgage. The foregoing notwithstanding, Borrower shall not be


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


required to provide a New Mortgage or an ALTA Survey in respect to the real Property in Utah acquired in the last six months of 1997 until the July 31, 1998 and further shall not be required to provide any such New Mortgage or ALTA Survey if, prior to July 31, 1998, Borrower has consummated a sale and leaseback or similar transaction in respect to such Property, as described in Section 8.2.8.

I. Distributions. Section 8.2.7 of the Existing Loan Agreement is hereby deleted and the following is inserted in its stead:


"8.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions; provided, however, that:

      (a) Lender acknowledges that immediately after the closing of the transactions contemplated by the Original Loan Agreement, EPI, PPI and/or APP made Distributions to Borrower in an amount not to exceed Four Million Twenty Thousand Dollars ($4,020,000) in order to permit Borrower to repay Four Million Twenty Thousand Dollars ($4,020,000) of Indebtedness owed under the Subordinated Debt Documents;

      (b) In connection with the Restructuring, Borrowing issued the Schnase
      Note in exchange for shares of EPI's common Stock held by Larry Schnase;

      (c) If after giving effect to any such Distribution there would be no existing and continuing Default or Event of Default, Borrower may make regularly scheduled quarterly dividends on its Series A Stock and Preferred Stock; and

      (d) If after giving effect to any such Distribution there would be no existing and continuing Default or Event of Default and Availability would equal or exceed [Four Million Dollars ($4,000,000)], Borrower may make open market repurchases of its shares of common stock in calendar year 1998 in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000)."

I. Financial Covenants. Section 8.3 of the Existing Loan Agreement is hereby deleted and the following in inserted in its stead:

"8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

8.3.1 Minimum Consolidated Adjusted Tangible Net Worth. Maintain at all times within each of the following periods, a Consolidated Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

Period                                                 Amount
------                                                 ------

June 30, 1996 through and
including September 29, 1996                        ($1,000,000)

September 30, 1996 through and
including December 30, 1996                           ($100,000)

December 31, 1996 through and
including March 30, 1997                               $200,000

March 31, 1997 through and
including June 29, 1997                                $300,000

June 30, 1997 through and
including September 29, 1997                         $1,300,000

September 30, 1997 through and
including December 30, 1997                          $2,200,000


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December 31, 1997 through and
including March 30, 1998                             $2,500,000

March 31, 1998 through and
including June 29, 1998                              $2,600,000

June 30, 1998 through and
including September 29, 1998                         $9,000,000

September 30, 1998 through and
including December 30, 1998                          $9,000,000

December 31, 1998 through and
including March 30, 1999                             $9,000,000

March 31, 1999 through and
including June 29, 1999                              $9,000,000

June 30, 1999 through and
including September 29, 1999                         $9,000,000
September 30, 1999 through and
including December 30, 1999                          $9,000,000
December 31, 1999 through and
including March 30, 2000                            $10,000,000
March 31, 2000 through and
including June 29, 2000                             $10,000,000
June 30, 2000 through and
including September 29, 2000                        $10,000,000
September 30, 2000 through and
including December 30, 2000                         $10,000,000
December 31, 2000 through and
including March 30, 2001                            $11,000,000
March 31, 2001 through and
including June 29, 2001                             $11,000,000
June 30, 2001 through and
including September 29, 2001                        $11,000,000
September 30, 2001 through and
including December 30, 2001                         $11,000,000
December 31, 2001 through and
including March 30, 2002                            $12,000,000
March 30, 2002 and each day thereafter              $12,000,000

8.3.2 Consolidated Net Cash Flow. Achieve Consolidated Net Cash Flow for each of the periods listed below equal to or greater than the amount set forth opposite such period:

Net Cash Flow                                          Amount
-------------                                          ------

January 1, 1996 through and
including June 30, 1996                                $150,000

January 1, 1996 through and
including September 30, 1996                           $650,000

January 1, 1996 through and
including December 31, 1996                         ($1,500,000)


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


January 1, 1997 through and
including March 31, 1997                            ($1,000,000)

January 1, 1997 through and
including June 30, 1997                               ($350,000)

January 1, 1997 through and
including September 30, 1997                           $150,000

January 1, 1997 through and
including December 31, 1997                         ($1,500,000)

January 1, 1998 through and
including March 31, 1998                            ($1,150,000)
January 1, 1998 through and
including June 30, 1998                               ($500,000)

January 1, 1998 through and
including September 30, 1998                                 $0

January 1, 1998 through and
including December 31, 1998                           ($150,000)

January 1, 1999 through and
including March 31, 1999                              ($500,000)

January 1, 1999 through and
including June 30, 1999                                      $0
the twelve month period ended on September 30,
1999 and the last day of each fiscal quarter thereafter      $0

8.3.3 Senior Interest Coverage Ratio. Achieve, at the end of each fiscal quarter within the term hereof a Senior Interest Coverage Ratio equal to or greater than the ratio shown below for the quarter corresponding thereto:

             Each Fiscal Quarter Ending             Ratio
             --------------------------             -----

             January 1st to March 31st            2.00 to 1

             January 1st to June 30th             2.75 to 1

             January 1st to September 30th        3.00 to 1

             January 1st to December 31st         2.00 to 1"

I. Addition of Exhibit. Exhibit A-1 in the form attached hereto is hereby added to the existing Loan Agreement.

I. Continuing Effect. Except as otherwise provided herein, the Existing Loan Agreement remains in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been duly executed on the day and year specified in the beginning hereof.

                                         EAGLE PACIFIC INDUSTRIES, INC.
                                         ("Borrower")


                                         By:
                                              Name:


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                                              Title:


                                        FLEET CAPITAL CORPORATION
                                        ("Lender")


                                        By:
                                              Name: Michael Scolaro
                                              Title: Vice President


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


                                   EXHIBIT A-2

                             SECURED PROMISSORY NOTE


$6,477,800   July 6, 1998
                                                               Chicago, Illinois


FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Six Million Four Hundred Seventy-Seven Thousand Eight Hundred Dollars ($6,477,800), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

This Secured Promissory Note (the "Note") is the Term Note B referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

      (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

      (b) Principal shall be due and payable monthly, commencing the first day of the calendar month after the month in which Term Loan A has been repaid in full, in twenty-four equal installments of Two Hundred Sixty-Nine Thousand Nine Hundred Eight and 33/100 Dollars ($269,908.33) each; and

      (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement. In addition, Borrower may prepay this Note in the manner provided in Section 4 of the Loan Agreement.

Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at


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its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

                                        EAGLE PACIFIC INDUSTRIES, INC.,
                                        a Minnesota corporation ("Borrower")



                                        By:
                                            Name:
                                            Title:


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